Filed Pursuant to Rule 433
                                               Registration File No.: 333-130694

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   April 9th, 2007
Securitized Products Group        [MORGAN STANLEY - LOGO]

--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,132,272,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE5

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   April 9th, 2007
Securitized Products Group        [MORGAN STANLEY - LOGO]

--------------------------------------------------------------------------------

                          Approximately $1,132,272,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE5

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------

-----------------------------------------------------------------
                              Original
                                Class
 Certificate                 Certificate     Expected Ratings
   Classes     Description   Balance(4)      (S&P / Moody's)
=================================================================
     A-1         Floater     119,919,000          AAA/Aaa
-----------------------------------------------------------------
    A-2a         Floater     408,820,000          AAA/Aaa
-----------------------------------------------------------------
    A-2b         Floater     122,420,000          AAA/Aaa
-----------------------------------------------------------------
    A-2c         Floater     169,910,000          AAA/Aaa
-----------------------------------------------------------------
    A-2d         Floater     103,826,000          AAA/Aaa
-----------------------------------------------------------------
     M-1         Floater     40,290,000           AA+/Aa1
-----------------------------------------------------------------
     M-2         Floater     36,735,000           AA/Aa2
-----------------------------------------------------------------
     M-3         Floater     23,108,000           AA/Aa3
-----------------------------------------------------------------
     M-4         Floater     20,145,000           AA-/A1
-----------------------------------------------------------------
     M-5         Floater     19,553,000            A+/A2
-----------------------------------------------------------------
     M-6         Floater     18,368,000            A/A3
-----------------------------------------------------------------
     B-1         Floater     17,775,000           A-/Baa1
-----------------------------------------------------------------
     B-2         Floater     16,590,000          BBB+/Baa2
-----------------------------------------------------------------
     B-3         Floater     14,813,000          BBB-/Baa3
-----------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                Modified
                                Duration                             Initial
 Certificate    Avg Life to    To Call(1)(3)  Payment Window To   Subordination
   Classes      Call(1)/Mty(2)   Mty(2)(3)    Call(1) / Mty(2)        Level       Benchmark
==============================================================================================
     A-1                      Not Offered Hereby                     21.95%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
    A-2a         0.80 / 0.80  0.78 / 0.78      1 - 20 / 1 - 20       21.95%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
    A-2b         2.00 / 2.00  1.88 / 1.88     20 - 28 / 20 - 28      21.95%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
    A-2c         3.50 / 3.50  3.12 / 3.12     28 - 66 / 28 - 66      21.95%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
    A-2d         7.76 / 8.50  6.15 / 6.53    66 - 114 / 66 - 199     21.95%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     M-1         5.39 / 5.63  4.48 / 4.61    43 - 114 / 43 - 170     18.55%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     M-2         5.33 / 5.55  4.43 / 4.55    41 - 114 / 41 - 164     15.45%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     M-3         5.29 / 5.50  4.37 / 4.48    41 - 114 / 41 - 157     13.50%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     M-4         5.27 / 5.46  4.28 / 4.38    40 - 114 / 40 - 152     11.80%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     M-5         5.26 / 5.43  4.23 / 4.32    39 - 114 / 39 - 147     10.15%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     M-6         5.24 / 5.39  4.17 / 4.24    39 - 114 / 39 - 141      8.60%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     B-1         5.23 / 5.35  4.15 / 4.20    38 - 114 / 38 - 135      7.10%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     B-2         5.22 / 5.29  4.14 / 4.17    38 - 114 / 38 - 128      5.70%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------
     B-3         5.22 / 5.23  4.13 / 4.14    38 - 114 / 38 - 119      4.45%      1 Mo. LIBOR
----------------------------------------------------------------------------------------------

Notes:  (1) Certificates are priced to the 5% Optional Clean-up Call.
        (2) Based on the pricing prepayment speed.  See details below.
        (3) Assumes pricing at par.
        (4) Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                  Morgan Stanley ABS Capital I Inc. Trust
                                 2007-HE5.

Depositor:                       Morgan Stanley ABS Capital I Inc.

Responsible Parties:             WMC Mortgage Corp. (50.56%) and Decision One
                                 Mortgage Company, LLC (49.44%).

Master Servicer:                 Wells Fargo Bank, National Association

Servicers:                       Saxon Mortgage Services, Inc. (81.75%) and
                                 Countrywide Home Loans Servicing LP (18.25%).

Swap Provider and Cap
Provider:                        Morgan Stanley Capital Services Inc.

Trustee:                         Deutsche Bank National Trust Company


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Securities and Swap              Wells Fargo Bank, National Association

Administrator:

Manager:                         Morgan Stanley & Co. Incorporated.

Rating Agencies:                 Standard & Poor's Ratings Service, and Moody's
                                 Investors Service, Inc.

Offered Certificates:            The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1,
                                 M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates.

Class A Certificates:            The Class A-1, A-2a, A-2b, A-2c and A-2d
                                 Certificates.

Group I Class A Certificates:    The Class A-1 Certificates.

Group II Class A Certificates:   The Class A-2a, Class A-2b, Class A-2c and
                                 Class A-2d Certificates.

Class A Certificate Group:       The Group I Class A Certificates and Group II
                                 Class A Certificates, as applicable.

Expected Closing Date:           April 26, 2007 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    April 1, 2007.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning May 25, 2007.

Final Scheduled Distribution     For all Offered Certificates, the Distribution
Date:                            Date occurring in March 2037.

Minimum Denomination:            The Offered Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the period
                                 commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:         The interest accrual period for the Offered
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The Trust will consist of approximately
                                 $1,185.0 million of adjustable- and fixed-rate subprime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:          Approximately $153.6 million of Mortgage Loans
                                 with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:         Approximately $1,031.4 million of Mortgage
                                 Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:        o Fixed Rate Mortgage Loans: CPR starting at
                                   approximately 4% CPR in month 1 and
                                   increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                 o ARM Mortgage Loans: 28% CPR

Credit Enhancement:              The Offered Certificates are credit enhanced
                                 by:
                                 1)  Net monthly excess cashflow from the
                                     Mortgage Loans after taking into account
                                     certain payments received or paid by the
                                     trust pursuant to the interest rate swap
                                     agreement,

                                 2)  4.45% overcollateralization (funded
                                     upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 8.90% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                                 3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate Class
                                 Certificate Balance of the subordinate
                                 certificates (together with any
                                 overcollateralization and taking into account the distributions of the Principal Distribution
                                 Amount and all payments of principal from the Swap Account, if any, for such Distribution
                                 Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                   The later to occur of:

                                 (x) The earlier of:

                                    (a) The Distribution Date occurring in May
                                        2010; and

                                    (b) The Distribution Date following the
                                        Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                                 (y) The first Distribution Date on which the
                                     Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 43.90%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including
                                 Mortgage Loans in foreclosure and Mortgage
                                 Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates remain outstanding      36.44% of the Senior Enhancement Percentage

                                 On and after Class A pays off                43.12% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger          A Cumulative Loss Trigger Event is in effect on
Event:                           any Distribution Date if the aggregate amount
                                 of Realized Losses incurred since the Cut-off
                                 Date through the last day of the related
                                 Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                                 Months 25- 36             1.600% for the first month, plus an additional
                                                           1/12th of 1.950% for each month thereafter (e.g.,
                                                           2.575% in Month 31)

                                 Months 37- 48             3.550% for the first month, plus an additional
                                                           1/12th of 1.950% for each month thereafter (e.g.,
                                                           4.525% in Month 43)

                                 Months 49- 60             5.500% for the first month, plus an additional
                                                           1/12th of 1.600% for each month thereafter (e.g.,
                                                           6.300% in Month 55)

                                 Months 61- 72             7.100% for the first month, plus an additional
                                                           1/12th of 0.850% for each month thereafter (e.g.,
                                                           7.525% in Month 67)

                                 Months 73- thereafter     7.950%

Initial Subordination            Class A:            21.95%
Percentage:                      Class M-1:          18.55%
                                 Class M-2:          15.45%
                                 Class M-3:          13.50%
                                 Class M-4:          11.80%
                                 Class M-5:          10.15%
                                 Class M-6:           8.60%
                                 Class B-1:           7.10%
                                 Class B-2:           5.70%
                                 Class B-3:           4.45%

Optional Clean-up Call:          When the current aggregate stated principal
                                 balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                                 Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 4
--------------------------------------------------------------------------------

Step-up Coupons:                 For all Offered Certificates the coupon will
                                 increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first Distribution
                                 Date on which the Optional Clean-up Call is exercisable.

Group I Class A                  The Class A-1 Certificates will accrue interest
Certificates                     at a variable rate equal to the least of (i)
Pass-Through Rate:               one-month LIBOR plus [] bps ([] bps after the
                                 first Distribution Date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group I Cap and (iii) the WAC Cap.

Group II Class A                 The Class A-2a, A-2b, A-2c and A-2d
Certificates                     Certificates will accrue interest at a variable
Pass-Through Rate:               rate equal to the least of (i) one-month LIBOR
                                 plus [] bps ([] bps after the first
                                 Distribution Date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through           The Class M-1 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through           The Class M-2 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-3 Pass-Through           The Class M-3 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through           The Class M-4 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through           The Class M-5 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-6 Pass-Through           The Class M-6 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through           The Class B-1 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through           The Class B-2 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through           The Class B-3 Certificates will accrue interest
Rate:                            at a variable rate equal to the lesser of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

WAC Cap:                         For any Distribution Date, the weighted
                                 average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                For any Distribution Date, the weighted average
                                 of the interest rates for each Group I Mortgage
                                 Loan (in each case, less the applicable Expense
                                 Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment
                                 Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:               For any Distribution Date, the weighted average
                                 of the interest rates for each Group II
                                 Mortgage Loan (in each case, less the
                                 applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related
                                 Interest Accrual Period.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 5
--------------------------------------------------------------------------------

Swap Payment Rate:               For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap
                                 Provider (other than any Defaulted Swap
                                 Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:               Beginning on the first Distribution Date, and
                                 for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the trust for the benefit of the Offered
                                 Certificates.

                                 For its duration, the Interest Rate Cap pays the trust the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap Payment        Any payments from the Interest Rate Cap shall
Allocation:                      be available to pay any Basis Risk Carry
                                 Forward Amounts due to the Offered Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward
                                 Amounts remaining outstanding.

Group I Class A Basis Risk       As to any Distribution Date, the supplemental
Carry Forward Amount:            interest amount for each of the Group I Class A
                                 Certificates will equal the sum of:

                                 (i)   The excess, if any, of interest that
                                       would otherwise be due on such
                                       Certificates at the Group I Class A
                                       Certificates Pass-Through Rate (without
                                       regard to the Loan Group I Cap or WAC
                                       Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
                                 (ii)  Any Group I Class A Basis Risk Carry
                                       Forward Amount remaining unpaid from
                                       prior Distribution Dates; and
                                 (iii) Interest on the amount in clause (ii) at
                                       the related Group I Class A Certificates
                                       Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk      As to any Distribution Date, the supplemental
Carry Forward Amount:            interest amount for each of the Group II Class
                                 A Certificates will equal the sum of:

                                 (i)   The excess, if any, of interest that
                                       would otherwise be due on such
                                       Certificates at the Group II Class A
                                       Certificates Pass-Through Rate (without
                                       regard to the Loan Group II Cap or WAC
                                       Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
                                 (ii)  Any Group II Class A Basis Risk Carry
                                       Forward Amount remaining unpaid from
                                       prior Distribution Dates; and
                                 (iii) Interest on the amount in clause (ii) at
                                       the related Group II Class A Certificates
                                       Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3, M-4, M-5,   As to any Distribution Date, the supplemental
M-6, B-1, B-2 and B-3 Basis      interest amount for each of the Class M-1, M-2,
Risk Carry Forward Amounts:      M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates will equal the sum of:

                                 (i)   The excess, if any, of interest that
                                       would otherwise be due on such
                                       Certificates at such Certificates'
                                       applicable Pass-Through Rate (without
                                       regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                                 (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
                                 (iii) Interest on the amount in clause (ii) at
                                       the Certificates' applicable Pass-Through
                                       Rate (without regard to the WAC Cap).




--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 6
--------------------------------------------------------------------------------

Interest Distributions on        On each Distribution Date and after payments of
Offered Certificates:            servicing, trustee and custodian fees, if any,
                                 and other expenses, including any Net Swap
                                 Payments and any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap
                                 Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider
                                 Payment has not been made to the Swap Account, interest distributions from any remaining
                                 Interest Remittance Amount will be allocated as follows:
                                 (i)    the portion of the Interest Remittance
                                        Amount attributable to the Group I
                                        Mortgage Loans will be allocated
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        interest shortfall amounts for such
                                        class, as applicable, first, to the
                                        Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
                                 (ii)   the portion of the Interest Remittance
                                        Amount attributable to the Group II
                                        Mortgage Loans will be allocated
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        interest shortfall amounts for such
                                        class, as applicable, first, pro rata,
                                        based on their respective entitlements
                                        to such amounts, to the Group II Class A
                                        Certificates and second, to the Group I
                                        Class A Certificates;
                                 (iii)  to the Class M-1 Certificates, its
                                        Accrued Certificate Interest;
                                 (iv)   to the Class M-2 Certificates, its
                                        Accrued Certificate Interest;
                                 (v)    to the Class M-3 Certificates, its
                                        Accrued Certificate Interest;
                                 (vi)   to the Class M-4 Certificates, its
                                        Accrued Certificate Interest;
                                 (vii)  to the Class M-5 Certificates, its
                                        Accrued Certificate Interest;
                                 (viii) to the Class M-6 Certificates, its
                                        Accrued Certificate Interest;
                                 (ix)   to the Class B-1 Certificates, its
                                        Accrued Certificate Interest;
                                 (x)    to the Class B-2 Certificates, its
                                        Accrued Certificate Interest; and
                                 (xi)   to the Class B-3 Certificates, its
                                        Accrued Certificate Interest.




--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 7
--------------------------------------------------------------------------------

Principal Distributions on       On each Distribution Date (a) prior to the
Offered Certificates:            Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i)    to the Swap Account, the sum of (x) all
                                        Net Swap Payments and (y) any Swap
                                        Termination Payment owed to the Swap
                                        Provider, other than Defaulted Swap
                                        Termination Payments owed to the Swap
                                        Provider to the extent a Replacement
                                        Swap Provider Payment has not been made
                                        to the Swap Account;
                                 (ii)   to the Class A Certificates, allocated
                                        between the Class A Certificates as
                                        described below, until the Class
                                        Certificate Balances have been reduced
                                        to zero;
                                 (iii)  to the Class M-1 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (iv)   to the Class M-2 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (v)    to the Class M-3 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (vi)   to the Class M-4 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (vii)  to the Class M-5 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (viii) to the Class M-6 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (ix)   to the Class B-1 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;
                                 (x)    to the Class B-2 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero; and
                                 (xi)   to the Class B-3 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;
                                 (ii) to the Class A Certificates, the lesser of the remaining Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                                 (iii)  to the Class M-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-1
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (iv)   to the Class M-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-2
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (v)    to the Class M-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-3
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (vi)   to the Class M-4 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-4
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (vii)  to the Class M-5 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-5
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (viii) to the Class M-6 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-6
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (ix)   to the Class B-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-1
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;
                                 (x)    to the Class B-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-2
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero; and
                                 (xi)   to the Class B-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-3
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 8
--------------------------------------------------------------------------------

Class A Principal                Except as described below, the Group II Class A
Allocation:                      Certificates will receive principal
                                 sequentially: the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a
                                 Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class
                                 Certificate Balance of the Class A-2b
                                 Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class
                                 Certificate Balance of the Class A-2c
                                 Certificates has been reduced to zero.

                                 All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                 However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding Class Certificate Balance of that Class.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 9
--------------------------------------------------------------------------------

Swap Payment Priority:           All payments due under the interest rate swap
                                 agreement and any Swap Termination Payment pursuant to the swap agreement, including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a
                                 Replacement Swap Provider Payment), will be deposited into the Swap Account, and allocated in the following order of priority:
                                 (i)    to pay any Net Swap Payment owed to the
                                        Swap Provider pursuant to the interest
                                        rate swap agreement;
                                 (ii)   to pay any Swap Termination Payment to
                                        the Swap Provider, other than a
                                        Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;
                                 (iii)  to the Class A-1, A-2a, A-2b, A-2c and
                                        A-2d Certificates, Accrued Certificate
                                        Interest and unpaid interest shortfall
                                        amounts, on a pro rata basis, to the
                                        extent not yet paid;
                                 (iv)   to the Class M-1, M-2, M-3, M-4, M-5,
                                        M-6, B-1, B-2 and B-3 Certificates,
                                        Accrued Certificate Interest and unpaid
                                        interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                                 (v)    to be paid as principal, in accordance
                                        with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                                 (vi)   concurrently, to the Class A-1, A-2a,
                                        A-2b, A-2c and A-2d Certificates, any
                                        Basis Risk Carry Forward Amount for such
                                        Class up to the respective Swap Payment
                                        Allocation, to the extent not yet paid;
                                 (vii)  sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                        Certificates, any Basis Risk Carry
                                        Forward Amount for such Class up to the
                                        respective Swap Payment Allocation, to
                                        the extent not yet paid;
                                 (viii) concurrently, to the Class A
                                        Certificates, Class M Certificates and
                                        Class B Certificates, any unpaid Basis
                                        Risk Carry Forward Amount, pro rata
                                        based on need;
                                 (ix)   sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                        Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                                 (x)    to pay any Defaulted Swap Termination
                                        Payment to the Swap Provider for that
                                        distribution date; and
                                 (xi)   all remaining amounts to the holder of
                                        the Class X Certificates.

                                 In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                                 Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 10
--------------------------------------------------------------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cashflow:                  Excess Cashflow shall be paid as follows:
                                 (i)    to the Class M-1 Certificates, the
                                        unpaid interest shortfall amount;
                                 (ii)   to the Class M-1 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (iii)  to the Class M-2 Certificates, the
                                        unpaid interest shortfall amount;
                                 (iv)   to the Class M-2 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (v)    to the Class M-3 Certificates, the
                                        unpaid interest shortfall amount;
                                 (vi)   to the Class M-3 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (vii)  to the Class M-4 Certificates, the
                                        unpaid interest shortfall amount;
                                 (viii) to the Class M-4 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (ix)   to the Class M-5 Certificates, the
                                        unpaid interest shortfall amount;
                                 (x)    to the Class M-5 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (xi)   to the Class M-6 Certificates, the
                                        unpaid interest shortfall amount;
                                 (xii)  to the Class M-6 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (xiii) to the Class B-1 Certificates, the
                                        unpaid interest shortfall amount;
                                 (xiv)  to the Class B-1 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (xv)   to the Class B-2 Certificates, the
                                        unpaid interest shortfall amount;
                                 (xvi)  to the Class B-2 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (xvii) to the Class B-3 Certificates, the
                                        unpaid interest shortfall amount;
                                 (xviii) to the Class B-3 Certificates, the
                                        allocated unreimbursed realized loss
                                        amount;
                                 (xix)  concurrently, any Group I Class A Basis
                                        Risk Carry Forward Amount to the Group I
                                        Class A Certificates, and any Group II
                                        Class A Basis Risk Carry Forward Amount
                                        to the Group II Class A Certificates;
                                        and
                                 (xx)   sequentially, to Classes M-1, M-2, M-3,
                                        M-4, M-5, M-6, B-1, B-2 and B-3
                                        Certificates, in such order, any Basis
                                        Risk Carry Forward Amount for such
                                        classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution           On any Distribution Date, the sum of (i) the
Amount:                          Basic Principal Distribution Amount and (ii)
                                 the Extra Principal Distribution Amount.

Basic Principal Distribution     On any Distribution Date, the excess of (i) the
Amount:                          aggregate principal remittance amount over (ii)
                                 the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal                  For any Distribution Date, the lesser of (i)
Distribution Amount:             the excess of (x) interest collected or
                                 advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over
                                 (y) the sum of interest payable on the
                                 Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated              For any Distribution Date, means the excess, if
Amount:                          any of (i) the overcollateralization over (ii)
                                 the required overcollateralization for such
                                 Distribution Date.

Class A Principal                For any Distribution Date, the percentage
Allocation                       equivalent of a fraction, determined as
Percentage:                      follows: (i) in the case of the Group I Class A
                                 Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I
                                 Mortgage Loans and the denominator of which is
                                 (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 11
--------------------------------------------------------------------------------

Class A Principal                For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the aggregate Class
                                 Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class M-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class M-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.10% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class M-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.00% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class M-4 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.40% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 12
--------------------------------------------------------------------------------

Class M-5 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.70% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class M-6 Principal
Distribution  Amount:            For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.80% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class B-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.80% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 13
--------------------------------------------------------------------------------

Class B-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.60% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.

Class B-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,925,036.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 14
--------------------------------------------------------------------------------

Allocation of Losses:            If on any Distribution Date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class
                                 Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate
                                 Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss
                                 Amount." In the event Applied Realized Loss
                                 Amounts are allocated to any class of
                                 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution
                                 Date or any future Distribution Dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of Subordinated Certificates for the related
                                 Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related Distribution Date.

Trust Tax Status:                Portions of the trust will be treated as
                                 multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.
                                 The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA
                                 Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust
                                 2007-HE5 transaction.

SMMEA Eligibility:               None of the Offered Certificates will be SMMEA
                                 eligible.

Registration Statement
and Prospectus:                  This term sheet does not contain all
                                 information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement. The
                                 Depositor has filed a registration statement
                                 (including a prospectus) with the SEC for the offering to which this communication relates.
                                 Before you invest, you should read the
                                 prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC
                                 Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar
                                 /data/1030442/000090514806002120
                                 /efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS
                                 CAPITAL I INC. TRUST 2007-HE5 TRANSACTION
                                 REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                                 SHOULD BE CONSIDERED IN CONNECTION WITH AN
                                 INVESTMENT IN THE OFFERED CERTIFICATES.



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 15
--------------------------------------------------------------------------------

Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com
                                 /institutional/abs_spi/Subprime.html.
                                 On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 16
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

------------------------------------------------------------------------------------------------------------------------------------
          PPC (%)                           50               60              75              100             125              150
------------------------------------------------------------------------------------------------------------------------------------
 A-1    WAL (yrs)                        5.24             4.36            3.46            2.49             1.79            1.20
        First Payment Date             5/25/2007       5/25/2007        5/25/2007       5/25/2007       5/25/2007        5/25/2007
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        4/25/2010
        Window                          1 - 231         1 - 195          1 - 156         1 - 114          1 - 89          1 - 36
------------------------------------------------------------------------------------------------------------------------------------
A-2a    WAL (yrs)                        1.63             1.36            1.08            0.80             0.63            0.52
        First Payment Date             5/25/2007       5/25/2007        5/25/2007       5/25/2007       5/25/2007        5/25/2007
        Expected Final Maturity       10/25/2010       3/25/2010        7/25/2009      12/25/2008       8/25/2008        5/25/2008
        Window                          1 - 42           1 - 35          1 - 27          1 - 20           1 - 16          1 - 13
------------------------------------------------------------------------------------------------------------------------------------
A-2b    WAL (yrs)                        4.19             3.47            2.74            2.00             1.56            1.26
        First Payment Date            10/25/2010       3/25/2010        7/25/2009      12/25/2008       8/25/2008        5/25/2008
        Expected Final Maturity        5/25/2012       7/25/2011        8/25/2010       8/25/2009       2/25/2009       10/25/2008
        Window                          42 - 61         35 - 51          27 - 40         20 - 28         16 - 22          13 - 18
------------------------------------------------------------------------------------------------------------------------------------
A-2c    WAL (yrs)                        7.79             6.46            5.11            3.50             2.30            1.85
        First Payment Date             5/25/2012       7/25/2011        8/25/2010       8/25/2009       2/25/2009       10/25/2008
        Expected Final Maturity        9/25/2018       10/25/2016      10/25/2014      10/25/2012       2/25/2010        7/25/2009
        Window                         61 - 137         51 - 114         40 - 90         28 - 66         22 - 34          18 - 27
------------------------------------------------------------------------------------------------------------------------------------
A-2d    WAL (yrs)                        15.88           13.34            10.62           7.76             5.61            2.62
        First Payment Date             9/25/2018       10/25/2016      10/25/2014      10/25/2012       2/25/2010        7/25/2009
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        4/25/2010
        Window                         137 - 231       114 - 195        90 - 156        66 - 114         34 - 89          27 - 36
------------------------------------------------------------------------------------------------------------------------------------
 M-1    WAL (yrs)                        10.56            8.82            7.00            5.39             5.12            5.69
        First Payment Date             1/25/2012       3/25/2011        5/25/2010      11/25/2010       8/25/2011        4/25/2010
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        43 - 114         52 - 89          36 - 71
------------------------------------------------------------------------------------------------------------------------------------
 M-2    WAL (yrs)                        10.56            8.82            7.00            5.33             4.80            5.33
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       9/25/2010       3/25/2011        1/25/2012
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        41 - 114         47 - 89          57 - 71
------------------------------------------------------------------------------------------------------------------------------------
 M-3    WAL (yrs)                        10.56            8.82            7.00            5.29             4.64            4.73
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       9/25/2010       1/25/2011        8/25/2011
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        41 - 114         45 - 89          52 - 71
------------------------------------------------------------------------------------------------------------------------------------
 M-4    WAL (yrs)                        10.56            8.82            7.00            5.27             4.56            4.46
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       8/25/2010       12/25/2010       5/25/2011
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        40 - 114         44 - 89          49 - 71
------------------------------------------------------------------------------------------------------------------------------------
 M-5    WAL (yrs)                        10.56            8.82            7.00            5.26             4.48            4.27
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       10/25/2010       2/25/2011
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        39 - 114         42 - 89          46 - 71
------------------------------------------------------------------------------------------------------------------------------------
 M-6    WAL (yrs)                        10.56            8.82            7.00            5.24             4.43            4.13
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       9/25/2010       12/25/2010
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        39 - 114         41 - 89          44 - 71
------------------------------------------------------------------------------------------------------------------------------------
 B-1    WAL (yrs)                        10.56            8.82            7.00            5.23             4.39            4.03
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       8/25/2010       10/25/2010
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        38 - 114         40 - 89          42 - 71
------------------------------------------------------------------------------------------------------------------------------------
 B-2    WAL (yrs)                        10.56            8.82            7.00            5.22             4.36            3.94
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       7/25/2010        9/25/2010
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        38 - 114         39 - 89          41 - 71
------------------------------------------------------------------------------------------------------------------------------------
 B-3    WAL (yrs)                        10.54            8.81            6.99            5.22             4.32            3.87
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       7/25/2010        8/25/2010
        Expected Final Maturity        7/25/2026       7/25/2023        4/25/2020      10/25/2016       9/25/2014        3/25/2013
        Window                         57 - 231         47 - 195        37 - 156        38 - 114         39 - 89          40 - 71


---------------------------------------------------------
          PPC (%)                              175
-------------------------------------------------------
 A-1    WAL (yrs)                           0.99
        First Payment Date                5/25/2007
        Expected Final Maturity          10/25/2009
        Window                             1 - 30
-------------------------------------------------------
A-2a    WAL (yrs)                           0.43
        First Payment Date                5/25/2007
        Expected Final Maturity           3/25/2008
        Window                             1 - 11
-------------------------------------------------------
A-2b    WAL (yrs)                           1.05
        First Payment Date                3/25/2008
        Expected Final Maturity           7/25/2008
        Window                             11 - 15
-------------------------------------------------------
A-2c    WAL (yrs)                           1.53
        First Payment Date                7/25/2008
        Expected Final Maturity           3/25/2009
        Window                             15 - 23
-------------------------------------------------------
A-2d    WAL (yrs)                           2.16
        First Payment Date                3/25/2009
        Expected Final Maturity          10/25/2009
        Window                             23 - 30
-------------------------------------------------------
 M-1    WAL (yrs)                           4.24
        First Payment Date               10/25/2009
        Expected Final Maturity           2/25/2012
        Window                             30 - 58
-------------------------------------------------------
 M-2    WAL (yrs)                           4.53
        First Payment Date                5/25/2011
        Expected Final Maturity           2/25/2012
        Window                             49 - 58
-------------------------------------------------------
 M-3    WAL (yrs)                           3.98
        First Payment Date               12/25/2010
        Expected Final Maturity           2/25/2012
        Window                             44 - 58
-------------------------------------------------------
 M-4    WAL (yrs)                           3.73
        First Payment Date                9/25/2010
        Expected Final Maturity           2/25/2012
        Window                             41 - 58
-------------------------------------------------------
 M-5    WAL (yrs)                           3.57
        First Payment Date                7/25/2010
        Expected Final Maturity           2/25/2012
        Window                             39 - 58
-------------------------------------------------------
 M-6    WAL (yrs)                           3.44
        First Payment Date                5/25/2010
        Expected Final Maturity           2/25/2012
        Window                             37 - 58
-------------------------------------------------------
 B-1    WAL (yrs)                           3.35
        First Payment Date                3/25/2010
        Expected Final Maturity           2/25/2012
        Window                             35 - 58
-------------------------------------------------------
 B-2    WAL (yrs)                           3.27
        First Payment Date                2/25/2010
        Expected Final Maturity           2/25/2012
        Window                             34 - 58
-------------------------------------------------------
 B-3    WAL (yrs)                           3.21
        First Payment Date                1/25/2010
        Expected Final Maturity           2/25/2012
        Window                             33 - 58




--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 17
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

------------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                           50               60              75              100             125              150
------------------------------------------------------------------------------------------------------------------------------------
 A-1    WAL (yrs)                        5.42             4.53            3.61            2.60             1.88            1.20
        First Payment Date             5/25/2007       5/25/2007        5/25/2007       5/25/2007       5/25/2007        5/25/2007
        Expected Final Maturity        6/25/2036       9/25/2033        6/25/2029      12/25/2023       4/25/2020        4/25/2010
        Window                          1 - 350         1 - 317          1 - 266         1 - 200         1 - 156          1 - 36
------------------------------------------------------------------------------------------------------------------------------------
A-2a    WAL (yrs)                        1.63             1.36            1.08            0.80             0.63            0.52
        First Payment Date             5/25/2007       5/25/2007        5/25/2007       5/25/2007       5/25/2007        5/25/2007
        Expected Final Maturity       10/25/2010       3/25/2010        7/25/2009      12/25/2008       8/25/2008        5/25/2008
        Window                          1 - 42           1 - 35          1 - 27          1 - 20           1 - 16          1 - 13
------------------------------------------------------------------------------------------------------------------------------------
A-2b    WAL (yrs)                        4.19             3.47            2.74            2.00             1.56            1.26
        First Payment Date            10/25/2010       3/25/2010        7/25/2009      12/25/2008       8/25/2008        5/25/2008
        Expected Final Maturity        5/25/2012       7/25/2011        8/25/2010       8/25/2009       2/25/2009       10/25/2008
        Window                          42 - 61         35 - 51          27 - 40         20 - 28         16 - 22          13 - 18
------------------------------------------------------------------------------------------------------------------------------------
A-2c    WAL (yrs)                        7.79             6.46            5.11            3.50             2.30            1.85
        First Payment Date             5/25/2012       7/25/2011        8/25/2010       8/25/2009       2/25/2009       10/25/2008
        Expected Final Maturity        9/25/2018       10/25/2016      10/25/2014      10/25/2012       2/25/2010        7/25/2009
        Window                         61 - 137         51 - 114         40 - 90         28 - 66         22 - 34          18 - 27
------------------------------------------------------------------------------------------------------------------------------------
A-2d    WAL (yrs)                        17.02           14.44            11.58           8.50             6.16            2.62
        First Payment Date             9/25/2018       10/25/2016      10/25/2014      10/25/2012       2/25/2010        7/25/2009
        Expected Final Maturity        4/25/2036       8/25/2033        5/25/2029      11/25/2023       3/25/2020        4/25/2010
        Window                         137 - 348       114 - 316        90 - 265        66 - 199         34 - 155         27 - 36
------------------------------------------------------------------------------------------------------------------------------------
 M-1    WAL (yrs)                        10.94            9.18            7.31            5.63             5.30            7.22
        First Payment Date             1/25/2012       3/25/2011        5/25/2010      11/25/2010       8/25/2011        4/25/2010
        Expected Final Maturity       10/25/2033       7/25/2030        5/25/2026       6/25/2021       4/25/2018       10/25/2017
        Window                         57 - 318         47 - 279        37 - 229        43 - 170         52 - 132        36 - 126
------------------------------------------------------------------------------------------------------------------------------------
 M-2    WAL (yrs)                        10.92            9.16            7.29            5.55             4.97            5.47
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       9/25/2010       3/25/2011        1/25/2012
        Expected Final Maturity        2/25/2033       11/25/2029       9/25/2025      12/25/2020       11/25/2017      10/25/2015
        Window                         57 - 310         47 - 271        37 - 221        41 - 164         47 - 127        57 - 102
------------------------------------------------------------------------------------------------------------------------------------
 M-3    WAL (yrs)                        10.90            9.14            7.27            5.50             4.80            4.85
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       9/25/2010       1/25/2011        8/25/2011
        Expected Final Maturity        4/25/2032       1/25/2029       12/25/2024       5/25/2020       6/25/2017        6/25/2015
        Window                         57 - 300         47 - 261        37 - 212        41 - 157         45 - 122         52 - 98
------------------------------------------------------------------------------------------------------------------------------------
 M-4    WAL (yrs)                        10.88            9.12            7.25            5.46             4.70            4.58
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       8/25/2010       12/25/2010       5/25/2011
        Expected Final Maturity        9/25/2031       5/25/2028        5/25/2024      12/25/2019       2/25/2017        2/25/2015
        Window                         57 - 293         47 - 253        37 - 205        40 - 152         44 - 118         49 - 94
------------------------------------------------------------------------------------------------------------------------------------
 M-5    WAL (yrs)                        10.85            9.09            7.22            5.43             4.61            4.38
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       10/25/2010       2/25/2011
        Expected Final Maturity        1/25/2031       10/25/2027      11/25/2023       7/25/2019       10/25/2016      11/25/2014
        Window                         57 - 285         47 - 246        37 - 199        39 - 147         42 - 114         46 - 91
------------------------------------------------------------------------------------------------------------------------------------
 M-6    WAL (yrs)                        10.81            9.05            7.19            5.39             4.54            4.23
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       7/25/2010       9/25/2010       12/25/2010
        Expected Final Maturity        4/25/2030       1/25/2027        3/25/2023       1/25/2019       5/25/2016        8/25/2014
        Window                         57 - 276         47 - 237        37 - 191        39 - 141         41 - 109         44 - 88
------------------------------------------------------------------------------------------------------------------------------------
 B-1    WAL (yrs)                        10.76            9.00            7.15            5.35             4.47            4.10
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       8/25/2010       10/25/2010
        Expected Final Maturity        6/25/2029       4/25/2026        7/25/2022       7/25/2018       12/25/2015       4/25/2014
        Window                         57 - 266         47 - 228        37 - 183        38 - 135         40 - 104         42 - 84
------------------------------------------------------------------------------------------------------------------------------------
 B-2    WAL (yrs)                        10.68            8.93            7.09            5.29             4.40            3.98
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       7/25/2010        9/25/2010
        Expected Final Maturity        6/25/2028       4/25/2025       10/25/2021      12/25/2017       7/25/2015       11/25/2013
        Window                         57 - 254         47 - 216        37 - 174        38 - 128         39 - 99          41 - 79
------------------------------------------------------------------------------------------------------------------------------------
 B-3    WAL (yrs)                        10.56            8.83            7.00            5.23             4.33            3.88
        First Payment Date             1/25/2012       3/25/2011        5/25/2010       6/25/2010       7/25/2010        8/25/2010
        Expected Final Maturity        4/25/2027       3/25/2024       11/25/2020       3/25/2017       12/25/2014       6/25/2013
        Window                         57 - 240         47 - 203        37 - 163        38 - 119         39 - 92          40 - 74
------------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------
        PPC (%)                              175
-------------------------------------------------------
 A-1    WAL (yrs)                           0.99
        First Payment Date                5/25/2007
        Expected Final Maturity          10/25/2009
        Window                             1 - 30
-------------------------------------------------------
A-2a    WAL (yrs)                           0.43
        First Payment Date                5/25/2007
        Expected Final Maturity           3/25/2008
        Window                             1 - 11
-------------------------------------------------------
A-2b    WAL (yrs)                           1.05
        First Payment Date                3/25/2008
        Expected Final Maturity           7/25/2008
        Window                             11 - 15
-------------------------------------------------------
A-2c    WAL (yrs)                           1.53
        First Payment Date                7/25/2008
        Expected Final Maturity           3/25/2009
        Window                             15 - 23
-------------------------------------------------------
A-2d    WAL (yrs)                           2.16
        First Payment Date                3/25/2009
        Expected Final Maturity          10/25/2009
        Window                             23 - 30
-------------------------------------------------------
 M-1    WAL (yrs)                           5.49
        First Payment Date               10/25/2009
        Expected Final Maturity          11/25/2015
        Window                            30 - 103
-------------------------------------------------------
 M-2    WAL (yrs)                           4.68
        First Payment Date                5/25/2011
        Expected Final Maturity           4/25/2014
        Window                             49 - 84
-------------------------------------------------------
 M-3    WAL (yrs)                           4.09
        First Payment Date               12/25/2010
        Expected Final Maturity          12/25/2013
        Window                             44 - 80
-------------------------------------------------------
 M-4    WAL (yrs)                           3.83
        First Payment Date                9/25/2010
        Expected Final Maturity           9/25/2013
        Window                             41 - 77
-------------------------------------------------------
 M-5    WAL (yrs)                           3.66
        First Payment Date                7/25/2010
        Expected Final Maturity           7/25/2013
        Window                             39 - 75
-------------------------------------------------------
 M-6    WAL (yrs)                           3.52
        First Payment Date                5/25/2010
        Expected Final Maturity           4/25/2013
        Window                             37 - 72
-------------------------------------------------------
 B-1    WAL (yrs)                           3.41
        First Payment Date                3/25/2010
        Expected Final Maturity           1/25/2013
        Window                             35 - 69
-------------------------------------------------------
 B-2    WAL (yrs)                           3.31
        First Payment Date                2/25/2010
        Expected Final Maturity           9/25/2012
        Window                             34 - 65
-------------------------------------------------------
 B-3    WAL (yrs)                           3.22
        First Payment Date                1/25/2010
        Expected Final Maturity           5/25/2012
        Window                             33 - 61
-------------------------------------------------------





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 18
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

-------------------------------------------------------------------------------
        CPR (%)                        20             25                 30
-------------------------------------------------------------------------------
 A-1    WAL (yrs)                     3.43           2.65               2.07
        First Payment Date          5/25/2007     5/25/2007          5/25/2007
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                       1 - 157       1 - 123            1 - 100
-------------------------------------------------------------------------------
A-2a    WAL (yrs)                     1.05           0.83               0.68
        First Payment Date          5/25/2007     5/25/2007          5/25/2007
        Expected Final Maturity     7/25/2009     1/25/2009          9/25/2008
        Window                       1 - 27         1 - 21             1 - 17
-------------------------------------------------------------------------------
A-2b    WAL (yrs)                     2.73           2.13               1.73
        First Payment Date          7/25/2009     1/25/2009          9/25/2008
        Expected Final Maturity     8/25/2010     10/25/2009         5/25/2009
        Window                       27 - 40       21 - 30            17 - 25
-------------------------------------------------------------------------------
A-2c    WAL (yrs)                     5.12           3.87               2.74
        First Payment Date          8/25/2010     10/25/2009         5/25/2009
        Expected Final Maturity    11/25/2014     3/25/2013          2/25/2012
        Window                       40 - 91       30 - 71            25 - 58
-------------------------------------------------------------------------------
A-2d    WAL (yrs)                     10.68          8.37               6.79
        First Payment Date         11/25/2014     3/25/2013          2/25/2012
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      91 - 157       71 - 123           58 - 100
-------------------------------------------------------------------------------
 M-1    WAL (yrs)                     7.02           5.66               5.12
        First Payment Date          5/25/2010     10/25/2010         3/25/2011
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       42 - 123           47 - 100
-------------------------------------------------------------------------------
 M-2    WAL (yrs)                     7.02           5.62               4.96
        First Payment Date          5/25/2010     8/25/2010          12/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       40 - 123           44 - 100
-------------------------------------------------------------------------------
 M-3    WAL (yrs)                     7.02           5.60               4.87
        First Payment Date          5/25/2010     8/25/2010          11/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       40 - 123           43 - 100
-------------------------------------------------------------------------------
 M-4    WAL (yrs)                     7.02           5.59               4.82
        First Payment Date          5/25/2010     7/25/2010          10/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       39 - 123           42 - 100
-------------------------------------------------------------------------------
 M-5    WAL (yrs)                     7.02           5.58               4.79
        First Payment Date          5/25/2010     7/25/2010          9/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       39 - 123           41 - 100
-------------------------------------------------------------------------------
 M-6    WAL (yrs)                     7.02           5.57               4.75
        First Payment Date          5/25/2010     6/25/2010          8/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       38 - 123           40 - 100
-------------------------------------------------------------------------------
 B-1    WAL (yrs)                     7.02           5.57               4.73
        First Payment Date          5/25/2010     6/25/2010          7/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       38 - 123           39 - 100
-------------------------------------------------------------------------------
 B-2    WAL (yrs)                     7.02           5.57               4.71
        First Payment Date          5/25/2010     6/25/2010          7/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       38 - 123           39 - 100
-------------------------------------------------------------------------------
 B-3    WAL (yrs)                     7.01           5.55               4.68
        First Payment Date          5/25/2010     5/25/2010          6/25/2010
        Expected Final Maturity     5/25/2020     7/25/2017          8/25/2015
        Window                      37 - 157       37 - 123           38 - 100
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 19
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

--------------------------------------------------------------------------------
          CPR (%)                        20            25            30
--------------------------------------------------------------------------------
   A-1    WAL (yrs)                     3.56          2.76          2.16
          First Payment Date          5/25/2007    5/25/2007     5/25/2007
          Expected Final Maturity     8/25/2029    2/25/2025     11/25/2021
          Window                       1 - 268      1 - 214       1 - 175
--------------------------------------------------------------------------------
  A-2a    WAL (yrs)                     1.05          0.83          0.68
          First Payment Date          5/25/2007    5/25/2007     5/25/2007
          Expected Final Maturity     7/25/2009    1/25/2009     9/25/2008
          Window                       1 - 27        1 - 21        1 - 17
--------------------------------------------------------------------------------
  A-2b    WAL (yrs)                     2.73          2.13          1.73
          First Payment Date          7/25/2009    1/25/2009     9/25/2008
          Expected Final Maturity     8/25/2010    10/25/2009    5/25/2009
          Window                       27 - 40      21 - 30       17 - 25
--------------------------------------------------------------------------------
  A-2c    WAL (yrs)                     5.12          3.87          2.74
          First Payment Date          8/25/2010    10/25/2009    5/25/2009
          Expected Final Maturity    11/25/2014    3/25/2013     2/25/2012
          Window                       40 - 91      30 - 71       25 - 58
--------------------------------------------------------------------------------
  A-2d    WAL (yrs)                     11.65         9.15          7.44
          First Payment Date         11/25/2014    3/25/2013     2/25/2012
          Expected Final Maturity     7/25/2029    2/25/2025     11/25/2021
          Window                      91 - 267      71 - 214      58 - 175
--------------------------------------------------------------------------------
   M-1    WAL (yrs)                     7.33          5.91          5.33
          First Payment Date          5/25/2010    10/25/2010    3/25/2011
          Expected Final Maturity     6/25/2026    6/25/2022     8/25/2019
          Window                      37 - 230      42 - 182      47 - 148
--------------------------------------------------------------------------------
   M-2    WAL (yrs)                     7.31          5.86          5.15
          First Payment Date          5/25/2010    8/25/2010     12/25/2010
          Expected Final Maturity    10/25/2025    11/25/2021    3/25/2019
          Window                      37 - 222      40 - 175      44 - 143
--------------------------------------------------------------------------------
   M-3    WAL (yrs)                     7.29          5.82          5.05
          First Payment Date          5/25/2010    8/25/2010     11/25/2010
          Expected Final Maturity     1/25/2025    4/25/2021     9/25/2018
          Window                      37 - 213      40 - 168      43 - 137
--------------------------------------------------------------------------------
   M-4    WAL (yrs)                     7.27          5.79          4.99
          First Payment Date          5/25/2010    7/25/2010     10/25/2010
          Expected Final Maturity     6/25/2024    11/25/2020    5/25/2018
          Window                      37 - 206      39 - 163      42 - 133
--------------------------------------------------------------------------------
   M-5    WAL (yrs)                     7.24          5.77          4.93
          First Payment Date          5/25/2010    7/25/2010     9/25/2010
          Expected Final Maturity    12/25/2023    6/25/2020     12/25/2017
          Window                      37 - 200      39 - 158      41 - 128
--------------------------------------------------------------------------------
   M-6    WAL (yrs)                     7.21          5.73          4.88
          First Payment Date          5/25/2010    6/25/2010     8/25/2010
          Expected Final Maturity     4/25/2023    12/25/2019    7/25/2017
          Window                      37 - 192      38 - 152      40 - 123
--------------------------------------------------------------------------------
   B-1    WAL (yrs)                     7.17          5.69          4.83
          First Payment Date          5/25/2010    6/25/2010     7/25/2010
          Expected Final Maturity     8/25/2022    5/25/2019     2/25/2017
          Window                      37 - 184      38 - 145      39 - 118
--------------------------------------------------------------------------------
   B-2    WAL (yrs)                     7.11          5.64          4.77
          First Payment Date          5/25/2010    6/25/2010     7/25/2010
          Expected Final Maturity    10/25/2021    9/25/2018     7/25/2016
          Window                      37 - 174      38 - 137      39 - 111
--------------------------------------------------------------------------------
   B-3    WAL (yrs)                     7.02          5.56          4.69
          First Payment Date          5/25/2010    5/25/2010     6/25/2010
          Expected Final Maturity    11/25/2020    12/25/2017    12/25/2015
          Window                      37 - 163      37 - 128      38 - 104
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 20
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period      A-1 Cap (%)      A-2a Cap (%)    A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
-------    ------------      ------------    ------------    ------------   ------------
            Actual/360        Actual/360      Actual/360     Actual/360     Actual/360
  0             --             --             --             --             --
  1             20.22          20.11          20.19          20.25          20.35
  2             19.70          19.70          19.70          19.70          19.70
  3             19.80          19.80          19.80          19.80          19.80
  4             19.39          19.39          19.39          19.39          19.39
  5             19.24          19.24          19.24          19.24          19.24
  6             19.35          19.35          19.35          19.35          19.35
  7             18.95          18.95          18.95          18.95          18.95
  8             19.06          19.07          19.07          19.07          19.07
  9             18.66          18.67          18.67          18.67          18.67
 10             18.53          18.53          18.53          18.53          18.53
 11             18.93          18.93          18.93          18.93          18.93
 12             20.15          20.15          20.15          20.15          20.15
 13             20.12          20.13          20.13          20.13          20.13
 14             19.83          19.83          19.83          19.83          19.83
 15             19.82          19.82          19.82          19.82          19.82
 16             19.52          19.53          19.53          19.53          19.53
 17             19.38          19.39          19.39          19.39          19.39
 18             19.39          19.40          19.40          19.40          19.40
 19             19.11          19.11          19.11          19.11          19.11
 20             19.15          19.14          19.14          19.14          19.14
 21             19.05          --             18.90          18.90          18.90
 22             18.40          --             18.66          18.66          18.66
 23             19.14          --             19.45          19.45          19.45
 24             18.26          --             18.54          18.54          18.54
 25             18.46          --             18.75          18.75          18.75
 26             18.16          --             18.43          18.43          18.43
 27             18.07          --             18.06          18.06          18.06
 28             15.98          --             16.34          16.34          16.34
 29             15.97          --             --             16.34          16.34
 30             16.33          --             --             16.71          16.71
 31             16.03          --             --             16.40          16.40
 32             16.41          --             --             16.79          16.79
 33             16.15          --             --             16.15          16.15
 34             15.01          --             --             15.48          15.48
 35             16.37          --             --             16.90          16.90
 36             15.22          --             --             15.70          15.70
 37             86.74          --             --             87.23          87.23
 38             22.93          --             --             23.40          23.40
 39             21.48          --             --             21.62          21.62
 40             20.71          --             --             21.27          21.27
 41             20.48          --             --             21.05          21.05
 42             20.84          --             --             21.43          21.43
 43             20.04          --             --             20.61          20.61
 44             20.40          --             --             20.99          20.99
 45             19.90          --             --             20.28          20.28



(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 21
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period      A-1 Cap (%)      A-2a Cap (%)    A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
-------    ------------      ------------    ------------    ------------   ------------
            Actual/360        Actual/360      Actual/360     Actual/360     Actual/360
 46             19.66          --             --             20.11          20.11
 47             21.41          --             --             21.90          21.90
 48             19.57          --             --             20.01          20.01
 49             20.11          --             --             20.57          20.57
 50             19.52          --             --             19.97          19.97
 51             20.08          --             --             20.53          20.53
 52             19.50          --             --             19.96          19.96
 53             19.48          --             --             19.94          19.94
 54             20.02          --             --             20.49          20.49
 55             19.43          --             --             19.89          19.89
 56             19.98          --             --             20.45          20.45
 57             19.57          --             --             19.95          19.95
 58             19.77          --             --             19.96          19.96
 59             20.96          --             --             21.16          21.16
 60             19.73          --             --             19.92          19.92
 61             20.29          --             --             20.49          20.49
 62             19.69          --             --             19.88          19.88
 63             20.21          --             --             20.39          20.39
 64             19.64          --             --             19.76          19.76
 65             19.62          --             --             19.74          19.74
 66             20.19          --             --             20.32          20.32
 67             19.58          --             --             --             19.71
 68             20.15          --             --             --             20.29
 69             19.53          --             --             --             19.65
 70             19.54          --             --             --             19.62
 71             21.43          --             --             --             21.52
 72             18.21          --             --             --             18.29
 73             18.81          --             --             --             18.90
 74             18.19          --             --             --             18.28
 75             18.84          --             --             --             18.92
 76             18.25          --             --             --             18.31
 77             18.24          --             --             --             18.30
 78             18.84          --             --             --             18.90
 79             18.23          --             --             --             18.29
 80             18.83          --             --             --             18.89
 81             18.24          --             --             --             18.29
 82             18.25          --             --             --             18.29
 83             20.20          --             --             --             20.24
 84             18.24          --             --             --             18.28
 85             18.84          --             --             --             18.88
 86             18.22          --             --             --             18.27
 87             18.82          --             --             --             18.87
 88             18.21          --             --             --             18.25
 89             18.20          --             --             --             18.25
 90             18.80          --             --             --             18.85
 91             18.19          --             --             --             18.24


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 22
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period      A-1 Cap (%)      A-2a Cap (%)    A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
-------    ------------      ------------    ------------    ------------   ------------
            Actual/360        Actual/360      Actual/360     Actual/360     Actual/360
 92             18.79          --             --             --             18.84
 93             18.18          --             --             --             18.23
 94             18.17          --             --             --             18.22
 95             20.11          --             --             --             20.17
 96             18.15          --             --             --             18.21
 97             18.75          --             --             --             18.81
 98             18.14          --             --             --             18.20
 99             18.74          --             --             --             18.80
100             18.13          --             --             --             18.19
101             18.12          --             --             --             18.18
102             18.72          --             --             --             18.78
103             18.10          --             --             --             18.17
104             18.70          --             --             --             18.77
105             18.09          --             --             --             18.16
106             18.08          --             --             --             18.15
107             19.32          --             --             --             19.40
108             18.07          --             --             --             18.14
109             18.66          --             --             --             18.74
110             17.16          --             --             --             17.23
111             13.71          --             --             --             13.79
112             13.31          --             --             --             13.39
113             13.35          --             --             --             13.43
114             13.84          --             --             --             13.93
115             13.44          --             --             --             13.52
116             13.95          --             --             --             14.03
117             13.83          --             --             --             13.81
118             13.95          --             --             --             13.91
119             15.50          --             --             --             15.47
120             14.06          --             --             --             14.03
121             14.59          --             --             --             14.55
122             14.18          --             --             --             14.14
123             14.76          --             --             --             14.72
124             14.36          --             --             --             14.32
125             14.42          --             --             --             14.38
126             14.97          --             --             --             14.93
127             14.56          --             --             --             14.52
128             15.12          --             --             --             15.08
129             14.73          --             --             --             14.68
130             14.81          --             --             --             14.77
131             16.48          --             --             --             16.43
132             14.97          --             --             --             14.92
133             15.55          --             --             --             15.50
134             15.13          --             --             --             15.09
135             15.73          --             --             --             15.68
136             15.31          --             --             --             15.26
137             15.40          --             --             --             15.35


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 23
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period      A-1 Cap (%)      A-2a Cap (%)    A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
-------    ------------      ------------    ------------    ------------   ------------
            Actual/360        Actual/360      Actual/360     Actual/360     Actual/360
138             16.01          --             --             --             15.96
139             15.59          --             --             --             15.54
140             16.21          --             --             --             16.16
141             15.79          --             --             --             15.74
142             15.89          --             --             --             15.85
143             17.71          --             --             --             17.66
144             16.11          --             --             --             16.06
145             16.76          --             --             --             16.72
146             16.34          --             --             --             16.29
147             17.01          --             --             --             16.96
148             16.58          --             --             --             16.54
149             16.71          --             --             --             16.66
150             17.40          --             --             --             17.35
151             16.97          --             --             --             16.93
152             17.68          --             --             --             17.63
153             17.25          --             --             --             17.20
154             17.40          --             --             --             17.35
155             18.75          --             --             --             18.71
156             17.70          --             --             --             17.65
157             18.45          --             --             --             18.40
158             18.02          --             --             --             17.97
159             18.79          --             --             --             18.74
160             18.35          --             --             --             18.31
161             18.53          --             --             --             18.48
162             19.33          --             --             --             19.28
163             18.89          --             --             --             18.85
164             19.72          --             --             --             19.67
165             19.28          --             --             --             19.23
166             19.48          --             --             --             19.43
167             21.80          --             --             --             21.74
168             19.90          --             --             --             19.85
169             20.79          --             --             --             20.74
170             20.34          --             --             --             20.29
171             21.26          --             --             --             21.21
172             20.99          --             --             --             20.95
173             21.46          --             --             --             21.41
174             22.70          --             --             --             22.65
175             22.53          --             --             --             22.49
176             23.93          --             --             --             23.88
177             23.80          --             --             --             23.75
178             24.53          --             --             --             24.49
179             28.07          --             --             --             28.02
180             26.20          --             --             --             26.15
181             28.03          --             --             --             27.99
182             28.15          --             --             --             28.11
183             30.27          --             --             --             30.22


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 24
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period      A-1 Cap (%)      A-2a Cap (%)    A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
-------    ------------      ------------    ------------    ------------   ------------
            Actual/360        Actual/360      Actual/360     Actual/360     Actual/360
184             30.57          --             --             --             30.52
185             32.00          --             --             --             31.95
186             34.74          --             --             --             34.69
187             35.46          --             --             --             35.42
188             38.84          --             --             --             38.79
189             40.05          --             --             --             40.00
190             42.95          --             --             --             42.90
191             51.38          --             --             --             51.33
192             50.59          --             --             --             50.55
193             57.63          --             --             --             57.58
194             62.34          --             --             --             62.29
195             73.29          --             --             --             73.24
196             82.65          --             --             --             82.60
197             99.57          --             --             --             99.53
198            130.37          --             --             --            130.32
199            173.95          --             --             --            173.91
200            294.58          --             --             --            294.53
201              *             --             --             --             --
202             --             --             --             --             --

* In Period 201 the Class A-1 has a beginning balance of approximately $82,474 and is paid approximately $137,241 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 25
--------------------------------------------------------------------------------

                                                      Subordinate Schedule of Available Funds and
                                                Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period    M-1 Cap (%)    M-2 Cap (%)  M-3 Cap (%)   M-4 Cap (%)    M-5 Cap (%)  M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)  B-3 Cap (%)
--------  ----------    ----------   ----------     ----------    ----------   ----------     ----------    ----------    ----------
          Actual/360    Actual/360   Actual/360     Actual/360    Actual/360   Actual/360     Actual/360    Actual/360    Actual/360
  0            -              -            -             -              -            -             -              -              -
  1          20.45          20.50        20.68         21.20          21.50        21.90         21.72          19.94          19.94
  2          19.27          19.27        19.27         19.27          19.27        19.27         19.27          19.27          19.27
  3          19.34          19.34        19.34         19.34          19.34        19.34         19.34          19.34          19.34
  4          18.94          18.94        18.94         18.94          18.94        18.94         18.94          18.94          18.94
  5          18.77          18.77        18.77         18.77          18.77        18.77         18.77          18.77          18.77
  6          18.85          18.85        18.85         18.85          18.85        18.85         18.85          18.85          18.85
  7          18.45          18.45        18.45         18.45          18.45        18.45         18.45          18.45          18.45
  8          18.53          18.53        18.53         18.53          18.53        18.53         18.53          18.53          18.53
  9          18.13          18.13        18.13         18.13          18.13        18.13         18.13          18.13          18.13
 10          17.98          17.98        17.98         17.98          17.98        17.98         17.98          17.98          17.98
 11          18.32          18.32        18.32         18.32          18.32        18.32         18.32          18.32          18.32
 12          19.55          19.55        19.55         19.55          19.55        19.55         19.55          19.55          19.55
 13          19.49          19.49        19.49         19.49          19.49        19.49         19.49          19.49          19.49
 14          19.19          19.19        19.19         19.19          19.19        19.19         19.19          19.19          19.19
 15          19.13          19.13        19.13         19.13          19.13        19.13         19.13          19.13          19.13
 16          18.84          18.84        18.84         18.84          18.84        18.84         18.84          18.84          18.84
 17          18.66          18.66        18.66         18.66          18.66        18.66         18.66          18.66          18.66
 18          18.62          18.62        18.62         18.62          18.62        18.62         18.62          18.62          18.62
 19          18.33          18.33        18.33         18.33          18.33        18.33         18.33          18.33          18.33
 20          18.30          18.30        18.30         18.30          18.30        18.30         18.30          18.30          18.30
 21          17.99          17.99        17.99         17.99          17.99        17.99         17.99          17.99          17.99
 22          17.50          17.50        17.50         17.50          17.50        17.50         17.50          17.50          17.50
 23          18.11          18.11        18.11         18.11          18.11        18.11         18.11          18.11          18.11
 24          17.27          17.27        17.27         17.27          17.27        17.27         17.27          17.27          17.27
 25          17.39          17.39        17.39         17.39          17.39        17.39         17.39          17.39          17.39
 26          17.05          17.05        17.05         17.05          17.05        17.05         17.05          17.05          17.05
 27          16.57          16.57        16.57         16.57          16.57        16.57         16.57          16.57          16.57
 28          14.71          14.71        14.71         14.71          14.71        14.71         14.71          14.71          14.71
 29          14.64          14.64        14.64         14.64          14.64        14.64         14.64          14.64          14.64
 30          14.86          14.86        14.86         14.86          14.86        14.86         14.86          14.86          14.86
 31          14.52          14.52        14.52         14.52          14.52        14.52         14.52          14.52          14.52
 32          14.75          14.75        14.75         14.75          14.75        14.75         14.75          14.75          14.75
 33          14.07          14.07        14.07         14.07          14.07        14.07         14.07          14.07          14.07
 34          13.12          13.12        13.12         13.12          13.12        13.12         13.12          13.12          13.12
 35          14.14          14.14        14.14         14.14          14.14        14.14         14.14          14.14          14.14
 36          13.07          13.07        13.07         13.07          13.07        13.07         13.07          13.07          13.07
 37          13.37          13.37        13.37         13.37          13.37        13.37         13.37          13.37          13.37
 38          12.96          12.96        12.96         12.96          12.96        12.96         12.96          12.96          12.96
 39          13.47          13.47        13.47         13.47          13.47        13.47         13.47          13.47          13.47
 40          13.46          13.46        13.46         13.46          13.46        13.46         13.46          13.46          13.46
 41          13.44          13.44        13.44         13.44          13.44        13.44         13.44          13.44          13.44
 42          13.76          13.76        13.76         13.76          13.76        13.76         13.76          13.76          13.76
 43          13.39          13.39        13.39         13.39          13.39        13.39         13.39          13.39          13.39
 44          13.72          13.72        13.72         13.72          13.72        13.72         13.72          13.72          13.72
 45          13.43          13.43        13.43         13.43          13.43        13.43         13.43          13.43          13.43
 46          13.41          13.41        13.41         13.41          13.41        13.41         13.41          13.41          13.41


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 26
--------------------------------------------------------------------------------

                                                      Subordinate Schedule of Available Funds and
                                                Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period    M-1 Cap (%)    M-2 Cap (%)  M-3 Cap (%)   M-4 Cap (%)    M-5 Cap (%)  M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)  B-3 Cap (%)
--------  ----------    ----------   ----------     ----------    ----------   ----------     ----------    ----------    ----------
          Actual/360    Actual/360   Actual/360     Actual/360    Actual/360   Actual/360     Actual/360    Actual/360    Actual/360
 47          14.54          14.54        14.54         14.54          14.54        14.54         14.54          14.54          14.54
 48          13.37          13.37        13.37         13.37          13.37        13.37         13.37          13.37          13.37
 49          13.70          13.70        13.70         13.70          13.70        13.70         13.70          13.70          13.70
 50          13.32          13.32        13.32         13.32          13.32        13.32         13.32          13.32          13.32
 51          13.67          13.67        13.67         13.67          13.67        13.67         13.67          13.67          13.67
 52          13.31          13.31        13.31         13.31          13.31        13.31         13.31          13.31          13.31
 53          13.29          13.29        13.29         13.29          13.29        13.29         13.29          13.29          13.29
 54          13.63          13.63        13.63         13.63          13.63        13.63         13.63          13.63          13.63
 55          13.24          13.24        13.24         13.24          13.24        13.24         13.24          13.24          13.24
 56          13.58          13.58        13.58         13.58          13.58        13.58         13.58          13.58          13.58
 57          13.29          13.29        13.29         13.29          13.29        13.29         13.29          13.29          13.29
 58          13.30          13.30        13.30         13.30          13.30        13.30         13.30          13.30          13.30
 59          14.05          14.05        14.05         14.05          14.05        14.05         14.05          14.05          14.05
 60          13.26          13.26        13.26         13.26          13.26        13.26         13.26          13.26          13.26
 61          13.61          13.61        13.61         13.61          13.61        13.61         13.61          13.61          13.61
 62          13.22          13.22        13.22         13.22          13.22        13.22         13.22          13.22          13.22
 63          13.51          13.51        13.51         13.51          13.51        13.51         13.51          13.51          13.51
 64          13.11          13.11        13.11         13.11          13.11        13.11         13.11          13.11          13.11
 65          13.10          13.10        13.10         13.10          13.10        13.10         13.10          13.10          13.10
 66          13.45          13.45        13.45         13.45          13.45        13.45         13.45          13.45          13.45
 67          13.06          13.06        13.06         13.06          13.06        13.06         13.06          13.06          13.06
 68          13.42          13.42        13.42         13.42          13.42        13.42         13.42          13.42          13.42
 69          13.00          13.00        13.00         13.00          13.00        13.00         13.00          13.00          13.00
 70          12.97          12.97        12.97         12.97          12.97        12.97         12.97          12.97          12.97
 71          14.17          14.17        14.17         14.17          14.17        14.17         14.17          14.17          14.17
 72          11.65          11.65        11.65         11.65          11.65        11.65         11.65          11.65          11.65
 73          12.03          12.03        12.03         12.03          12.03        12.03         12.03          12.03          12.03
 74          11.64          11.64        11.64         11.64          11.64        11.64         11.64          11.64          11.64
 75          12.05          12.05        12.05         12.05          12.05        12.05         12.05          12.05          12.05
 76          11.66          11.66        11.66         11.66          11.66        11.66         11.66          11.66          11.66
 77          11.66          11.66        11.66         11.66          11.66        11.66         11.66          11.66          11.66
 78          12.04          12.04        12.04         12.04          12.04        12.04         12.04          12.04          12.04
 79          11.65          11.65        11.65         11.65          11.65        11.65         11.65          11.65          11.65
 80          12.03          12.03        12.03         12.03          12.03        12.03         12.03          12.03          12.03
 81          11.65          11.65        11.65         11.65          11.65        11.65         11.65          11.65          11.65
 82          11.65          11.65        11.65         11.65          11.65        11.65         11.65          11.65          11.65
 83          12.90          12.90        12.90         12.90          12.90        12.90         12.90          12.90          12.90
 84          11.64          11.64        11.64         11.64          11.64        11.64         11.64          11.64          11.64
 85          12.02          12.02        12.02         12.02          12.02        12.02         12.02          12.02          12.02
 86          11.63          11.63        11.63         11.63          11.63        11.63         11.63          11.63          11.63
 87          12.01          12.01        12.01         12.01          12.01        12.01         12.01          12.01          12.01
 88          11.62          11.62        11.62         11.62          11.62        11.62         11.62          11.62          11.62
 89          11.62          11.62        11.62         11.62          11.62        11.62         11.62          11.62          11.62
 90          12.00          12.00        12.00         12.00          12.00        12.00         12.00          12.00          12.00
 91          11.61          11.61        11.61         11.61          11.61        11.61         11.61          11.61          11.61
 92          11.99          11.99        11.99         11.99          11.99        11.99         11.99          11.99          11.99
 93          11.60          11.60        11.60         11.60          11.60        11.60         11.60          11.60          11.60
 94          11.59          11.59        11.59         11.59          11.59        11.59         11.59          11.59          11.59



(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 27
--------------------------------------------------------------------------------

                                                      Subordinate Schedule of Available Funds and
                                                Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period    M-1 Cap (%)    M-2 Cap (%)  M-3 Cap (%)   M-4 Cap (%)    M-5 Cap (%)  M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)  B-3 Cap (%)
--------  ----------    ----------   ----------     ----------    ----------   ----------     ----------    ----------    ----------
          Actual/360    Actual/360   Actual/360     Actual/360    Actual/360   Actual/360     Actual/360    Actual/360    Actual/360
 95          12.83          12.83        12.83         12.83          12.83        12.83         12.83          12.83          12.83
 96          11.58          11.58        11.58         11.58          11.58        11.58         11.58          11.58          11.58
 97          11.96          11.96        11.96         11.96          11.96        11.96         11.96          11.96          11.96
 98          11.57          11.57        11.57         11.57          11.57        11.57         11.57          11.57          11.57
 99          11.95          11.95        11.95         11.95          11.95        11.95         11.95          11.95          11.95
 100         11.56          11.56        11.56         11.56          11.56        11.56         11.56          11.56          11.56
 101         11.55          11.55        11.55         11.55          11.55        11.55         11.55          11.55          11.55
 102         11.93          11.93        11.93         11.93          11.93        11.93         11.93          11.93          11.93
 103         11.54          11.54        11.54         11.54          11.54        11.54         11.54          11.54          11.54
 104         11.92          11.92        11.92         11.92          11.92        11.92         11.92          11.92          11.92
 105         11.53          11.53        11.53         11.53          11.53        11.53         11.53          11.53          11.53
 106         11.53          11.53        11.53         11.53          11.53        11.53         11.53          11.53          11.53
 107         12.32          12.32        12.32         12.32          12.32        12.32         12.32          12.32          12.32
 108         11.52          11.52        11.52         11.52          11.52        11.52         11.52          11.52          11.52
 109         11.90          11.90        11.90         11.90          11.90        11.90         11.90          11.90          11.90
 110         11.51          11.51        11.51         11.51          11.51        11.51         11.51          11.51          11.51
 111         11.88          11.88        11.88         11.88          11.88        11.88         11.88          11.88          11.88
 112         11.50          11.50        11.50         11.50          11.50        11.50         11.50          11.50          11.50
 113         11.49          11.49        11.49         11.49          11.49        11.49         11.49          11.49          11.49
 114         11.87          11.87        11.87         11.87          11.87        11.87         11.87          11.87          11.87
 115         11.48          11.48        11.48         11.48          11.48        11.48         11.48          11.48          11.48
 116         11.86          11.86        11.86         11.86          11.86        11.86         11.86          11.86          11.86
 117         11.64          11.64        11.64         11.64          11.64        11.64         11.64          11.64          11.64
 118         11.68          11.68        11.68         11.68          11.68        11.68         11.68          11.68          11.68
 119         12.93          12.93        12.93         12.93          12.93        12.93         12.93          12.93          12.93
 120         11.67          11.67        11.67         11.67          11.67        11.67         11.67          11.67          11.67
 121         12.06          12.06        12.06         12.06          12.06        12.06         12.06          12.06            -
 122         11.66          11.66        11.66         11.66          11.66        11.66         11.66          11.66            -
 123         12.08          12.08        12.08         12.08          12.08        12.08         12.08          12.08            -
 124         11.70          11.70        11.70         11.70          11.70        11.70         11.70          11.70            -
 125         11.69          11.69        11.69         11.69          11.69        11.69         11.69          11.69            -
 126         12.08          12.08        12.08         12.08          12.08        12.08         12.08          12.08            -
 127         11.68          11.68        11.68         11.68          11.68        11.68         11.68          11.68            -
 128         12.07          12.07        12.07         12.07          12.07        12.07         12.07          12.07            -
 129         11.69          11.69        11.69         11.69          11.69        11.69         11.69            -              -
 130         11.69          11.69        11.69         11.69          11.69        11.69         11.69            -              -
 131         12.94          12.94        12.94         12.94          12.94        12.94         12.94            -              -
 132         11.69          11.69        11.69         11.69          11.69        11.69         11.69            -              -
 133         12.07          12.07        12.07         12.07          12.07        12.07         12.07            -              -
 134         11.68          11.68        11.68         11.68          11.68        11.68         11.68            -              -
 135         12.06          12.06        12.06         12.06          12.06        12.06         12.06            -              -
 136         11.67          11.67        11.67         11.67          11.67        11.67           -              -              -
 137         11.67          11.67        11.67         11.67          11.67        11.67           -              -              -
 138         12.05          12.05        12.05         12.05          12.05        12.05           -              -              -
 139         11.66          11.66        11.66         11.66          11.66        11.66           -              -              -
 140         12.04          12.04        12.04         12.04          12.04        12.04           -              -              -
 141         11.65          11.65        11.65         11.65          11.65        11.65           -              -              -
 142         11.64          11.64        11.64         11.64          11.64        11.64           -              -              -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 28
--------------------------------------------------------------------------------

                                                      Subordinate Schedule of Available Funds and
                                                Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period    M-1 Cap (%)    M-2 Cap (%)  M-3 Cap (%)   M-4 Cap (%)    M-5 Cap (%)  M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)  B-3 Cap (%)
--------  ----------    ----------   ----------     ----------    ----------   ----------     ----------    ----------    ----------
          Actual/360    Actual/360   Actual/360     Actual/360    Actual/360   Actual/360     Actual/360    Actual/360    Actual/360
 143         12.89          12.89        12.89         12.89          12.89          -             -              -              -
 144         11.64          11.64        11.64         11.64          11.64          -             -              -              -
 145         12.02          12.02        12.02         12.02          12.02          -             -              -              -
 146         11.63          11.63        11.63         11.63          11.63          -             -              -              -
 147         12.01          12.01        12.01         12.01          12.01          -             -              -              -
 148         11.62          11.62        11.62         11.62            -            -             -              -              -
 149         11.62          11.62        11.62         11.62            -            -             -              -              -
 150         12.00          12.00        12.00         12.00            -            -             -              -              -
 151         11.61          11.61        11.61         11.61            -            -             -              -              -
 152         11.99          11.99        11.99         11.99            -            -             -              -              -
 153         11.60          11.60        11.60           -              -            -             -              -              -
 154         11.60          11.60        11.60           -              -            -             -              -              -
 155         12.39          12.39        12.39           -              -            -             -              -              -
 156         11.59          11.59        11.59           -              -            -             -              -              -
 157         11.97          11.97        11.97           -              -            -             -              -              -
 158         11.58          11.58          -             -              -            -             -              -              -
 159         11.96          11.96          -             -              -            -             -              -              -
 160         11.57          11.57          -             -              -            -             -              -              -
 161         11.57          11.57          -             -              -            -             -              -              -
 162         11.95          11.95          -             -              -            -             -              -              -
 163         11.56          11.56          -             -              -            -             -              -              -
 164         11.94          11.94          -             -              -            -             -              -              -
 165         11.55            -            -             -              -            -             -              -              -
 166         11.55            -            -             -              -            -             -              -              -
 167         12.78            -            -             -              -            -             -              -              -
 168         11.54            -            -             -              -            -             -              -              -
 169         11.92            -            -             -              -            -             -              -              -
 170         11.53            -            -             -              -            -             -              -              -
 171         11.91            -            -             -              -            -             -              -              -
 172           -              -            -             -              -            -             -              -              -















(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR and 1 year CMT of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 29
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 4.800%

---------- ----------------------- ------------------------ --------------------
  Period       Start Accrual             End Accrual            Swap Notional
---------- ----------------------- ------------------------ --------------------
     1           4/26/2007                5/25/2007                   -
     2           5/25/2007                6/25/2007                   -
     3           6/25/2007                7/25/2007                   -
     4           7/25/2007                8/25/2007                   -
     5           8/25/2007                9/25/2007                   -
     6           9/25/2007               10/25/2007                   -
     7           10/25/2007              11/25/2007                   -
     8           11/25/2007              12/25/2007                   -
     9           12/25/2007               1/25/2008                   -
    10           1/25/2008                2/25/2008                   -
    11           2/25/2008                3/25/2008                   -
    12           3/25/2008                4/25/2008             680,748,490.39
    13           4/25/2008                5/25/2008             651,962,082.63
    14           5/25/2008                6/25/2008             624,242,599.95
    15           6/25/2008                7/25/2008             597,657,988.73
    16           7/25/2008                8/25/2008             572,257,090.36
    17           8/25/2008                9/25/2008             547,943,903.80
    18           9/25/2008               10/25/2008             524,671,540.62
    19           10/25/2008              11/25/2008             502,395,145.17
    20           11/25/2008              12/25/2008             480,967,814.98
    21           12/25/2008               1/25/2009             430,801,882.54
    22           1/25/2009                2/25/2009             345,662,129.63
    23           2/25/2009                3/25/2009             330,379,341.98
    24           3/25/2009                4/25/2009             316,628,899.01
    25           4/25/2009                5/25/2009             303,456,230.66
    26           5/25/2009                6/25/2009             290,731,282.57
    27           6/25/2009                7/25/2009             248,444,154.48
    28           7/25/2009                8/25/2009             170,337,969.02
    29           8/25/2009                9/25/2009             162,624,814.58
    30           9/25/2009               10/25/2009             156,161,549.53
    31           10/25/2009              11/25/2009             149,958,229.48
    32           11/25/2009              12/25/2009             143,926,074.36
    33           12/25/2009               1/25/2010             120,499,265.34
    34           1/25/2010                2/25/2010             74,875,767.00
    35           2/25/2010                3/25/2010             71,474,870.41
    36           3/25/2010                4/25/2010             68,921,490.93
    37           4/25/2010                5/25/2010             66,459,326.51
    38           5/25/2010                6/25/2010             64,066,915.32
    39           6/25/2010                7/25/2010             61,299,903.18
    40           7/25/2010                8/25/2010             56,870,510.61
    41           8/25/2010                9/25/2010             54,669,540.50
    42           9/25/2010               10/25/2010             52,741,534.23
    43           10/25/2010              11/25/2010             50,881,263.22
    44           11/25/2010              12/25/2010             49,075,960.35
    45           12/25/2010               1/25/2011             47,071,716.19
    46           1/25/2011                2/25/2011             44,133,994.37
    47           2/25/2011                3/25/2011             42,492,635.55
    48           3/25/2011                4/25/2011             41,007,562.63
    49           4/25/2011                5/25/2011             39,574,031.74
    50           5/25/2011                6/25/2011             38,190,266.34
    51           6/25/2011                7/25/2011             36,854,550.64
    52           7/25/2011                8/25/2011             35,565,227.59
    53           8/25/2011                9/25/2011             34,320,696.87
    54           9/25/2011               10/25/2011             33,119,412.95
    55           10/25/2011              11/25/2011             31,959,883.26
    56           11/25/2011              12/25/2011             30,827,066.18
    57           12/25/2011               1/25/2012             28,246,258.38
    58           1/25/2012                2/25/2012             26,893,355.10
    59           2/25/2012                3/25/2012             25,967,995.78
    60           3/25/2012                4/25/2012             25,074,024.51
    61           4/25/2012                5/25/2012             24,210,413.33
    62           5/25/2012                6/25/2012             23,362,412.58
    63           6/25/2012                7/25/2012             21,036,865.24
    64           7/25/2012                8/25/2012             19,944,678.21
    65           8/25/2012                9/25/2012             19,275,418.02
    66           9/25/2012               10/25/2012             18,628,067.08
    67           10/25/2012              11/25/2012             18,001,931.67
    68           11/25/2012              12/25/2012             17,388,532.30
    69           12/25/2012               1/25/2013             15,937,087.99
    70           1/25/2013                2/25/2013             15,191,592.43
    71           2/25/2013                3/25/2013             14,690,906.38
    72           3/25/2013                4/25/2013                   -


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 30
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 7.000%

----------- ----------------------- ------------------------ -------------------
  Period        Start Accrual             End Accrual             Cap Notional
----------- ----------------------- ------------------------ -------------------
     1            4/26/2007                5/25/2007            1,066,506,402.10
     2            5/25/2007                6/25/2007            1,025,314,328.54
     3            6/25/2007                7/25/2007             985,455,546.43
     4            7/25/2007                8/25/2007             947,017,953.41
     5            8/25/2007                9/25/2007             909,853,964.58
     6            9/25/2007               10/25/2007             873,902,459.27
     7            10/25/2007              11/25/2007             839,107,123.54
     8            11/25/2007              12/25/2007             805,416,275.15
     9            12/25/2007               1/25/2008             772,703,900.89
    10            1/25/2008                2/25/2008             741,088,120.84
    11            2/25/2008                3/25/2008             710,447,538.95
    12            3/25/2008                4/25/2008                   -






























--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 31
--------------------------------------------------------------------------------

                              TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.





(c)  2005  Morgan Stanley

                                    Page 32